Exhibit 32.3

Certification of the President and Chief Executive Officer

Pursuant to 18 US.C. Section 1350, as adopted pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002

I, Bowen S. Diehl, President and Chief Executive Officer of Capital Southwest Corporation, certify that, to my knowledge:

1.

The Amendment No. 1 to the Annual Report of Capital Southwest Corporation on Form 10-K for the year ended March 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (“accompanied report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the accompanied report fairly presents, in all material respects, the consolidated financial condition and results of operations of Capital Southwest Corporation.

Date: December 7, 2017	By:	/s/ Bowen S. Diehl
Bowen S. Diehl President and Chief Executive Officer